Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to (i) the inclusion in Thompson Creek Metals Company Inc.’s Annual Report on Form 10K for the year ended December 31, 2010 and (ii) the incorporation by reference in registration statements on Form S-8 (No. 333-169681 and No. 333-153219) and Form S-3 (No. 333-170232), of our audit report dated March 19, 2009, relating to the consolidated financial statements for the year ended December 31, 2008, which appear in the Annual Report to Shareholders.

/s/PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
February 24, 2011